EXHIBIT 5

LAW OFFICE OF DAVID M. GRIFFITH,
A PROFESSIONAL CORPORATION
ONE WORLD TRADE CENTER, SUITE 800
LONG BEACH, CA 90831-0800
TELEPHONE:  562-983-8017
FACSIMILE:  562-983-8122

November 28, 2000

E-Net Financial Corporation
3200 Bristol Street, Suite 710
Costa Mesa, CA  92626

RE:      E-Net Financial.Com Corporation
         Reoffer Prospectus and Registration Statement on Form S-8

Ladies & Gentlemen:

This office represents E-Net Financial.Com Corporation, a Nevada corporation (the "Registrant") in connection with the Registrant's Registration Statement on Form S-8 under the Securities Act of 1933, (the "Registration Statement"), which relates to the issuance and possible resale of up to 1,000,000 shares by Kevin Gadawski, Securities Compliance Control, David Villarreal, Karen Conway, Michael Jones, Applied Media, Vincent Rinehart, and Larry Roberts (collectively, the "Selling Shareholders") in accordance with various legal services, employment, and consulting agreements between the Registrant and the Selling Shareholders (the "Registered Securities"). In connection with our representation, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinion hereinafter set forth.

         Based upon the foregoing, it is our opinion that the Registered Securities, when issued as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We acknowledge that we are referred to under the heading "Legal Matters" in the Resale Prospectus which is a part of the Registrant's Form S-8 Registration Statement relating to the Registered Securities, and we hereby consent to such use of our name in such Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement and with such state regulatory agencies in such states as may require such filing in connection with the registration of the Registered Securities for offer and sale in such states.

Sincerely,

/s/ DAVID M. GRIFFITH
Law Office of David M. Griffith,
a Professional Corporation


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